UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

13500 Evening Creek Drive North, Suite 600
San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On January 24, 2011, we issued a press release announcing that on January 21, 2011, Ashford University received a final audit report from the U.S. Department of Education’s Office of Inspector General, or OIG, regarding  the compliance audit commenced in May 2008 which covered the university’s administration of Title IV programs during the period July 1, 2006 through June 30, 2007.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

We are advised that the final audit report will be available on the Department’s website, located at http://www.ed.gov, on or about the date of this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 8.01               Other Information.

On January 21, 2011, Ashford University received a final audit report from the OIG regarding the compliance audit commenced in May 2008 and covering the period July 1, 2006 through June 30, 2007. The audit covered Ashford University’s administration of Title IV program funds, including compliance with regulations governing institutional and student eligibility, awards and disbursements of Title IV program funds, verification of awards and returns of unearned funds during that period, and its compensation of financial aid and recruiting personnel during the period May 10, 2005 through June 30, 2009.

The final audit report contained audit findings, in each case for the period July 1, 2006 through June 30, 2007 (award year 2006-2007), which we summarize as follows:

•                  Finding 1 — The university designed a compensation plan for enrollment advisors that provided incentive payments based on success in securing enrollments and did not establish that its plan and practices qualified for the regulatory safe harbors.

•                  Finding 2 — The university did not always perform return of Title IV aid calculations properly, resulting in the improper retention of a total of $29,036 of Title IV program funds for 38 students in the OIG’s sample sets of 85 students.  The university and the OIG had different interpretations regarding the calculation of last dates of attendance, payment period lengths and projected tuition charges.

•                  Finding 3 — The university did not in all instances return Title IV program funds timely for Title IV students who withdrew or went on a leave of absence from school.

•                  Finding 4 — The form formerly used by the university to obtain authorizations to retain student credit balances did not comply with applicable regulations.  The university and the OIG had different views regarding the clarity and voluntariness of the prior form.

•                  Finding 5 — The university did not in all instances disburse Title IV program funds in accordance with applicable regulations or university policy because they were made prior to the students being eligible to receive them.

•                  Finding 6 — The university did not in all instances maintain documentation to support online students’ leaves of absence due to the lack of support for the start dates for 19 leaves of absence.

Each finding was accompanied by one or more recommendations to the Department’s Office of Federal Student Aid, or FSA, as summarized below:

•                  For Finding 1, the OIG recommended that the FSA require the university to provide records of all salary adjustments made to enrollment advisors during award year 2006-2007 and any documentation, not disclosed to the OIG, that demonstrates that any specific adjustments made during that period qualified for the regulatory safe harbors.

•                  For Findings 2 and 5, the OIG recommended that the FSA require the university (i) to remit to the Department and appropriate lenders certain amounts identified by the OIG ($29,036 for Finding 2) and (ii) undertake a file review for award year 2006-2007 to identify the amount of Title IV funds that were improperly retained or disbursed and to remit such amounts to the Department or appropriate lenders.

•                  For Finding 4, the OIG recommended that the FSA require the university to cease drawing, disbursing and holding credit balances of Title IV program funds for which there are no currently assessed institutional charges.

•                  For Findings 2, 3, 5  and 6, the OIG recommended that the FSA require the university to develop and implement certain remedial policies and procedures.

•                  For Findings 2, 3 and 5 generally, and for Finding 1 in the event the university cannot establish that its salary adjustments for enrollment advisors qualified for the safe harbor, the OIG recommended that the FSA take appropriate action under Subpart G of 34 C.F.R. Part 668.  Under Subpart G, the FSA may seek to impose a fine against the university or to limit, suspend or terminate the university’s participation in Title IV programs.

The findings and recommendations of the final audit report represent the opinions of the OIG, and the determinations of corrective action to be taken, if any, will be made by appropriate Department of Education officials.

Ashford  University expects that the FSA will consider the findings and recommendations in the final audit report and engage in a dialog with the university prior to determining what if any action to take.  The Department has requested that Ashford University provide comments to the FSA regarding the final audit report, if any, by February 20, 2011.  If the FSA were to determine to assess a monetary liability or commence an action under Subpart G, Ashford University would have an opportunity to contest the assessment or proposed action through a series of administrative proceedings, with the right to seek review of any final administrative action in the federal courts.  Although we believe Ashford University operates in substantial compliance with Department regulations that are applicable to the areas under review, we cannot predict the ultimate extent of the potential liability or remedial actions, if any, that might result from the recommendations by the OIG in the final audit report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated January 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer